Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Tom De Weerdt Executive Vice President & CFO Surgical Care Affiliates (847) 267-3502 tom.deweerdt@scasurgery.com	Leslie Wachsman Vice President, Finance & IR Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES FIRST QUARTER 2016 RESULTS

Net Operating Revenues Increase 19.5% in the First Quarter Over Prior Year Period

Same Site Systemwide Net Patient Revenues Increase 10.1% in the First Quarter Over Prior Year Period

Company Reiterates 2016 Full Year Adjusted EBITDA-NCI Growth Guidance Range of 13% to 16%

DEERFIELD, IL – May 3, 2016 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI) (“SCA” or the “Company”), a leading provider of surgical services, today announced results for the first quarter of 2016.

For the three-months ended March 31, 2016, SCA’s net operating revenue was $279.7 million, an increase of 19.5% over the prior year first quarter. For the first quarter of 2016, net income attributable to SCA grew 126.3% to $2.4 million and adjusted EBITDA less NCI grew 15.7% to $41.5 million. Same site net patient revenue grew 10.1% for the three-months ended March 31, 2016, compared to the prior year first quarter.

The Company reiterates the 2016 adjusted EBITDA less NCI growth guidance range of 13% to 16% provided in January 2016.

“We are pleased with our clinical, strategic and financial performance. Patient care is our first priority, and our success is driven by our outstanding physicians and teammates, who continue to achieve strong clinical quality and patient satisfaction results,” said Andrew Hayek, Chairman and Chief Executive Officer. “From a strategic standpoint, we continue to partner with health plans, medical groups and health systems, and our development pipeline remains strong. From a financial standpoint, we are on track to achieve an eighth consecutive year of approximately 10 percent or higher growth in adjusted EBITDA less NCI. We are grateful to our physicians and teammates across the country who are dedicated to outstanding patient care and to building our SCA community.”

Transactions Update

During the first quarter of 2016, the Company acquired three new facilities, all of which are consolidated, and exited two managed only facilities.  Since the end of the first quarter, the Company has added five new facilities, two of which are consolidated and three of which are managed-only facilities, and exited one managed-only facility.  SCA’s total facility count as of May 3, 2016 is 198.

SCA continues to partner with health plans, medical groups and health systems to improve surgical delivery, and in the first quarter of 2016, SCA signed a letter of intent with a Blue Cross plan whereby SCA would acquire and build a high-value surgical network in collaboration with the health plan.

SCA’s health system relationships continue to present opportunities to co-invest in surgical networks. In the first quarter, the Company was pleased to add its 12th facility in a growing network of facilities in Dallas-Fort Worth with Texas Health Resources, a leading health system.

First Quarter 2016 Results

Total net operating revenues, which excludes revenues from facilities in which SCA owns a non-controlling interest, increased 19.5% in the first quarter of 2016 to $279.7 million from $234.1 million in the prior year period. This increase was driven both organically, mainly through higher acuity case mix and increased volumes, and inorganically through additions of new facilities.

Systemwide net operating revenues, which includes revenues from all facilities in which SCA has an ownership interest and management fee revenues from managed-only facilities, increased 22.3% in the first quarter of 2016 as compared to the prior year period. On a same site basis, systemwide net patient revenue for the first quarter of 2016 increased 10.1% compared to the prior year period, or 8.4% on a day adjusted basis. Systemwide case volume increased 8.3% compared to the prior year period, or 6.7% on a day adjusted basis.

Net income attributable to SCA, which includes certain non-cash and non-recurring expenses, was $2.4 million for the first quarter of 2016, compared to a negative $9.2 million for the first quarter of 2015. Net income attributable to SCA in the first quarter of 2015 included $15.6 million of one-time expenses related to a secondary stock offering and a debt refinancing completed in March 2015.

Adjusted EBITDA less NCI, which adds back certain non-cash and non-recurring expenses, increased 15.7% for the first quarter of 2016 to $41.5 million from $35.9 million in the same period of the prior year.

Adjusted net income, which adjusts for items that are non-cash or non-recurring in nature, was $11.2 million for the first quarter of 2016, compared to $15.0 million for the same period of the prior year. The decline was primarily due to increased interest expense related to the Company’s March 2015 debt refinancing, a one-time depreciation true-up related to a change in useful lives of certain leasehold improvement assets and a recent acquisition that has unusually high depreciation expense.

SCA’s net cash provided by operating activities was $61.5 million for the first quarter of 2016, up from $38.6 million or 59.1% from the first quarter of 2015.  Adjusted operating cash flow less distributions to non-controlling interests was $21.3 million for the first quarter, up from $9.8 million from the first quarter of 2015 due to improved cash flows from operating activities, partially offset by an increase in distributions to non-controlling interests.

Full Year 2016 Guidance

For 2016, the Company reiterates the guidance it initially provided in January 2016. The Company continues to expect adjusted EBITDA less NCI growth in 2016 to be in the range of 13% to 16%.

Conference Call Information

SCA will hold a webcast conference call to discuss this release today at 8:00 a.m. Eastern Time. The live webcast of the conference call will be available by accessing http://investor.scasurgery.com.  Following the call, an archived replay of the webcast will be available on the Company’s website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payers, including governmental healthcare programs, commercial payers and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with commercial health plans on favorable terms; significant changes in our payer mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; our dependence on the quality of care provided by the physicians who provide medical services at our facilities; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial health plan contracts; the fact that our facilities are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; the fact that certain of our partnership and operating agreements contain provisions giving rights to our partners and other members that may be adverse to our interests, as well as termination dates that will require us to amend and possibly renegotiate such agreements; the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our reliance on a significant stockholder of ours for guidance and expertise in financial matters; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities and the indenture governing our senior notes; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other environmental factors beyond our control on our facilities; our inability to predict the long-term impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with laws governing the privacy and security of  health information including the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems; our failure to successfully transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; and the fact that our significant stockholder continues to have significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non-GAAP financial measures, which management uses to gauge operating performance: adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to non-controlling interests (“NCI”). These non-GAAP financial measures exclude various items detailed in the accompanying “Reconciliation of Non-GAAP Financial Measures” at the end of this press release

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management finds useful in assessing the Company’s operating performance between periods and that we believe are useful for investors to analyze our operating performance on the same basis as used by our management. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to NCI. Other companies in our industry may calculate adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), and adjusted operating cash flow less distributions to NCI differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of adjusted EBITDA less NCI, adjusted net income (including adjusted net income per diluted share), or adjusted operating cash flow less distributions to NCI should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the Company’s GAAP financial statements and not to rely on any single financial measure to evaluate our business.

As of March 31, 2016, 67 of SCA’s 194 facilities were nonconsolidated. SCA accounts for these facilities using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

• Equity in net income of nonconsolidated affiliates, which represents SCA’s combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

• Management fee revenues, which represents the Company’s combined income from management fees that are earned from managing the day-to-day operations of the facilities that are not consolidated for financial reporting purposes.

As a result of this accounting treatment in SCA’s reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations.  These systemwide metrics include systemwide net operating revenues growth, same site systemwide net patient revenues growth, systemwide net patient revenues per case growth, same site systemwide net patient revenues per case growth and same site systemwide case volume (day adjusted). Systemwide metrics treat SCA’s nonconsolidated facilities as if they were consolidated.  The Company includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest). The Company does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth. While net patient revenues earned at the nonconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide growth metrics are important to understand the Company’s financial performance because the metrics are used to interpret the sources of our growth and provide a growth metric incorporating the net patient revenues earned by all affiliated facilities, regardless of the accounting treatment.

About Surgical Care Affiliates

SCA (NASDAQ:SCAI), a leader in the outpatient surgery industry, strategically partners with health plans, medical groups and health systems across the country to develop and optimize surgical facilities.  As of March 31, 2016, SCA operated 194 surgical facilities, including ambulatory surgery centers and surgical hospitals, in partnership with approximately 2,800 physicians. For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	THREE-MONTHS ENDED
	MARCH 31,
	2016	2015
Statement of Operations Data:
Net operating revenues:
Net patient revenues	$259.2	$216.6
Management fee revenues	14.0	14.1
Other revenues	6.5	3.3
Total net operating revenues	279.7	234.1
Equity in net income of nonconsolidated affiliates	11.8	12.1
Operating expenses:
Salaries and benefits	99.0	83.4
Supplies	66.2	49.4
Other operating expenses	44.9	36.7
Depreciation and amortization	22.3	15.2
Occupancy costs	10.6	8.2
Provision for doubtful accounts	3.9	4.2
Loss on disposal of assets	0.9	0.2
Total operating expenses	247.8	197.4
Operating income	43.7	48.8
Interest expense	12.8	8.8
HealthSouth option expense	—	9.8
Debt modification expense	—	4.9
Loss on extinguishment of debt	—	0.5
Interest income	(4.4)	(0.0)
Gain on sale of investments	(4.2)	(1.9)
Income from continuing operations before income tax expense	39.5	26.6
Provision for income tax expense	1.9	3.8
Income from continuing operations	37.6	22.8
Loss from discontinued operations, net of income tax expense	—	(1.5)
Net income	37.6	21.3
Less: Net income attributable to noncontrolling interests	(35.2)	(30.5)
Net income (loss) attributable to Surgical Care Affiliates	$2.4	$(9.2)
Net income (loss) per diluted share attributable to SCA	$.06	$(.24)

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands, per share data and facility count)

	March 31,	December 31,
	2016	2015
Balance Sheet Data (at period end):
Cash and cash equivalents	$46.0	$79.3
Total current assets	298.6	314.9
Total assets	2,116.5	2,000.3

Current portion of long-term debt	34.3	32.5
Total current liabilities	266.2	258.1
Long-term debt, net of current portion	873.6	850.6
Total liabilities	1,218.3	1,184.6

Total Surgical Care Affiliates’ equity	392.1	382.3
Noncontrolling interests — non-redeemable	488.9	411.5
Total equity	881.0	793.7

Facilities (at period end):
Consolidated facilities	109	104
Equity method facilities	67	68
Managed-only facilities	18	21
Total facilities	194	193

	THREE-MONTHS ENDED
	MARCH 31,
	2016	2015
Net income (loss) per share
Net income (loss) per diluted share attributable to SCA	$.06	$(.24)
Number of shares outstanding used to compute adjusted net income (loss) per diluted share	40,790	38,760

Cash flow data:
Net cash provided by (used in):
Operating activities	$61.5	$38.6
Investing activities	(64.6)	(20.7)
Capital expenditures	(27.5)	(8.0)
Investments in new businesses	(51.9)	(26.9)
Financing activities	(30.1)	67.3
Distributions to noncontrolling interests	(40.2)	(34.6)

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, growth rates and per share data)

	THREE-MONTHS ENDED
	MARCH 31,
	2016	2015
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$279.7	$234.1
Equity method facilities	203.7	161.2

Net Patient Revenues:
Consolidated facilities	259.2	216.6
Equity method facilities	200.7	159.5

Case Volume:
Consolidated facilities	131,433	112,782
Equity method facilities	82,505	65,338
Systemwide case volume(1)	213,938	178,120

Number of work days in the period	64	63

Systemwide net operating revenues growth(2)	22.3%	16.1%
Systemwide net patient revenues per case growth(3)	1.8%	6.3%
Same site systemwide net patient revenues growth(3)(4)	10.1%	8.4%
Same site systemwide net patient revenues per case growth(3)(4)	1.6%	6.7%
Same site systemwide case volume growth (day adjusted)(1)(4)	6.7%	1.6%

Other Financial Data:
Adjusted EBITDA-NCI(5)(6)	$41.5	$35.9
Adjusted net income(5)(6)	$11.2	$15.0
Adjusted net income per diluted share(5)	$.27	$.39

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except number of shares in thousands)

	THREE-MONTHS ENDED		TWELVE-MONTHS ENDED
	MARCH 31,		MARCH 31,
	2016	2015	2016
Adjusted EBITDA-NCI:
Net income	$37.6	$21.3	$289.9
(Minus):
Net income attributable to noncontrolling interests	(35.2)	(30.5)	(163.0)
Net income (loss) attributable to SCA	2.4	(9.2)	126.9
Plus (minus):
Interest expense	12.8	8.8	45.7
Provision (benefit) for income taxes	1.9	3.8	(86.7)
Depreciation and amortization	22.3	15.2	73.3
Loss from discontinued operations, net	—	1.5	(0.7)
Equity method amortization expense(7)	0.4	0.2	1.6
Gain on sale of investments	(4.2)	(1.9)	(6.3)
HealthSouth option expense	—	9.8	1.9
Debt modification expense	—	4.9	0.2
Loss on extinguishment of debt	—	0.5	—
Asset impairments	1.9	—	11.8
Loss on disposal of assets	0.9	0.2	2.6
Stock compensation expense	2.5	1.6	9.2
Other	0.5	0.4	1.4
Adjusted EBITDA-NCI	$41.5	$35.9	$180.9
Plus
Post Year-end Estimated EBITDA-NCI of Current Year Acquisitions(9)			$19.8
Assumed Adjusted EBITDA-NCI(8)			$200.7

Adjusted Net Income:
Net income (loss) attributable to SCA	$2.4	$(9.2)
Plus (minus)
Provision for income tax expense	1.9	3.8
HealthSouth option expense	—	9.8
Debt modification expense	—	4.9
Loss on extinguishment of debt	—	0.5
Asset impairments	1.9	—
Amortization expense	4.7	3.1
Loss from discontinued operations, net	—	1.5
Gain on sale of investments	(4.2)	(1.9)
Loss on disposal of assets	0.9	0.2
Equity method amortization expense (7)	0.4	0.2
Stock compensation expense	2.5	1.6
Other	0.5	0.4
Adjusted Net Income	$11.2	$15.0

Number of shares outstanding used to compute Adjusted net income per diluted share	40,790	38,760

Adjusted Operating cash flow less distributions to NCI:
Net cash provided by operating activities	$61.5	$38.6
Plus
Debt modification costs	—	5.4
Secondary offering costs	—	0.4
Adjusted Operating cash flow	61.5	44.4
Distributions to noncontrolling interests of consolidated affiliates	(40.2)	(34.6)
Adjusted Operating cash flow less distributions to NCI	$21.3	$9.8

Note: Totals above may not sum due to rounding.

(1)	The number of cases performed at SCA’s consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(2)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA includes management fee revenue from managed-only facilities in systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest).

(3)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA does not include facilities in which no ownership interest is held and provides only management services in systemwide net patient revenues per case growth, same site systemwide net patient revenues growth or same site systemwide net patient revenues per case growth.

(4)	Same site refers to facilities that were operational in both the current and prior period, as applicable.
(5)

Represents adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) as computed and used by management. Adjusted EBITDA-NCI means net income before provisions for income tax expense, interest expense, depreciation and amortization, net income (loss) from discontinued operations, equity method amortization expense, gain (loss) on sale of investments, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, gain (loss) on disposal of assets and stock compensation expense less net income attributable to noncontrolling interests. Adjusted net income means net income (loss) attributable to SCA before provisions for income tax, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, amortization expense, net income (loss) from discontinued operations, gain (loss) on sale of investments, gain (loss) on disposal of assets, equity method amortization expense and stock compensation expense. SCA presents adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) because management believes they are useful for investors to analyze SCA’s operating performance on the same basis as that used by management. Management believes adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Management believes adjusted net income (including adjusted net income per diluted share) can be useful to facilitate comparisons of SCA’s operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net loss per share) as determined in accordance with GAAP. In addition adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) have limitations as analytical tools, including the following:

•

Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under the Company’s credit agreement and indenture;
•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect our historical impairments recognized;
•	Adjusted EBITDA-NCI and adjusted net income (including adjusted net income per diluted share) do not reflect SCA’s historical amortization expenses; and
•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay taxes.

In addition, you should be aware that there is no certainty that SCA will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA-NCI or adjusted net income (including adjusted net income per diluted share). Other companies in SCA’s industry may calculate adjusted EBITDA-NCI or adjusted net income (including adjusted net income per diluted share) differently than SCA does, limiting their usefulness as comparative measures.

Because of these limitations, neither adjusted EBITDA-NCI nor adjusted net income (including adjusted net income per diluted share) should be considered the primary measure of the operating performance of SCA’s business. The Company strongly encourages you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(6)

Adjusted EBITDA-NCI for the first quarter of 2016 was $41,542 compared to $35,898 in the first quarter of 2015, a 15.7% increase period over period.  Adjusted net income for the first quarter of 2016 was $11,185 compared to $15,017 in the first quarter of 2015, a 25.5% decrease period over period.

(7)

For the three-months ended March 31, 2016 and March 31, 2015, we recorded $0.4 million and $0.2 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.

(8)

SCA calculates assumed adjusted EBITDA less NCI for the sole purpose of presenting adjusted net debt leverage.  Adjusted net debt leverage is defined as total debt, less cash and cash equivalents ($861.8 million at March 31, 2016), divided by assumed adjusted EBITDA less NCI for the trailing twelve months then ended. Included within assumed adjusted EBITDA less NCI is the EBITDA less NCI for acquisitions for the entire twelve-month period following the date of acquisition (which calculation includes an estimate of EBITDA less NCI for an acquisition for the remaining portion of such twelve-month period that follows the end of the fiscal year in which the acquisition occurred).

(9)

Represents an estimate of the EBITDA less NCI for acquisitions for the remaining portion of the applicable twelve-month period that follows the end of the fiscal year in which such acquisitions occurred.